UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 15, 2005

WASHINGTON MUTUAL, INC.
(Exact name of Registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 THIRD AVENUE, WMT 1601
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 461-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

            On February 15, 2005, the Governance Committee of the Board of Directors of Washington Mutual, Inc. (the “Company”) approved the 2005 compensation schedule for non-employee directors of the Company.  Pursuant to the approved schedule, Company non-employee directors will receive the following compensation for their service on the Board of Directors and its committees:

-                an annual cash retainer of $35,000;

-                an annual deferred retainer of $35,000, payable into the director's account in the Company's Deferred Compensation Plan;

-                $750 for attendance at every purely telephonic Board or committee meeting;

-                $1,500 for attendance in person or by telephone at each other Board or committee meeting;

-                an annual retainer of $5,000 to the chairperson of each of the Finance, Corporate Relations and Governance Committees;

-                an annual retainer of $10,000 to the chairperson of the Human Resources Committee; and

-                annual retainers of $15,000 and $7,500 respectively to the chairperson and vice chairperson of the Audit Committee.

Each Corporate Development Committee member receives an annual cash retainer of $6,000 in lieu of any fees for committee meeting attendance.  Directors who resign or retire from the Board will receive a prorated portion of the applicable cash retainers based upon their service to Board and committees during the year.  The non-management director who is selected to be the presiding director at executive sessions of the Board will receive an additional annual cash retainer of $5,000.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2005		WASHINGTON MUTUAL, INC.
	By:	/s/ Fay L. Chapman Fay L. Chapman Executive Vice President